UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2012

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Equity Awards

On September 21, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Exelixis, Inc. approved the grant of compensatory stock options (“Options”) to each of Exelixis’ named executive officers, as defined under applicable securities laws (the “Named Executive Officers”), under Exelixis’ 2011 Equity Incentive Plan (the “2011 Plan”). The Options were granted to the Named Executive Officers in consideration of their services to Exelixis.

Each Named Executive Officer received an Option that vests over time (“Time-Based Options”) and an Option that is subject to performance objectives tied to the achievement of clinical goals set by the Compensation Committee and will vest in full or part based on achievement of such goals (“Performance-Based Options”). The Options are evidenced by Stock Option Grant Notices and Stock Option Agreements (“Stock Option Agreements”), which, together with the 2011 Plan, set forth the terms and conditions of the Options. The Options have an exercise price of $5.555 per share, the fair market value of Exelixis common stock on the date of grant, and expire seven years from the date of grant or earlier upon termination of continuous service with Exelixis. The Time-Based Options granted vest as to 1/4th of the original number of shares subject to the Time-Based Option on the one-year anniversary of the grant date, and thereafter as to 1/48th of the original number of shares subject to the Time-Based Option on each monthly anniversary of the grant date. If the Compensation Committee concludes that the performance objectives are not achieved by a specified date, the Performance-Based Options will be forfeited. Vesting of the Options will cease upon termination of continuous service with Exelixis for any reason. Each of the Named Executive Officers is a party to the Exelixis, Inc. Change in Control and Severance Benefit Plan, which provides for acceleration of vesting of the Options in the event of certain specified change in control events involving Exelixis.

The number of shares subject to Time-Based Options and the number of shares subject to Performance-Based Options granted to the Named Executive Officers on September 21, 2012 are as follows:

Name	Number of Shares Subject to Time-Based Options	Number of Shares Subject to Performance-Based Options
Michael M. Morrissey, Ph.D. President and Chief Executive Officer	402,000	268,000
Frank L. Karbe Executive Vice President and Chief Financial Officer	123,000	82,000
J. Scott Garland Executive Vice President and Chief Commercial Officer	123,000	82,000
Gisela M. Schwab, M.D. Executive Vice President and Chief Medical Officer	123,000	82,000
Pamela A. Simonton, J.D., LL.M. Executive Vice President and General Counsel	123,000	82,000

The foregoing is only a brief description of the material terms of the Options, does not purport to be complete and is qualified in its entirety by reference to the 2011 Plan and the form of Stock Option Agreement under the 2011 Plan. The 2011 Plan was filed as Exhibit 10.1 to Exelixis’ Current Report on Form 8-K, filed with the SEC on May 24, 2011, and the form of Stock Option Agreement under the 2011 Plan was filed as Exhibit 10.3 to Exelixis’ Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2012	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary